Exhibit 10.1
AMENDMENT NO. 1
dated July 22, 2012
To The
GAS SALE AND PURCHASE AGREEMENT

BETWEEN

(1)
Noble Energy Mediterranean Ltd., a Cayman Islands company that has limited liability, registered in Israel as a foreign company No. 560017162, having its principal place of business at 12 Abba Eban Boulevard, Herzlia, 46725 Israel;

Delek Drilling Limited Partnership, an Israeli Limited Partnership having its principal place of business at 12 Abba Eban Boulevard, Herzlia, 46725 Israel;
Isramco Negev-2 Limited Partnership, an Israeli limited partnership having its principal place of business at 8 Granit Street, Petach Tikva, 49222, Israel;
Avner Oil Exploration Limited Partnership, an Israeli Limited Partnership having its principal place of business at 12 Abba Eban Boulevard, Herzlia, 46725 Israel; and
Dor Gas Exploration Limited Partnership, an Israeli limited partnership having its principal place of business at France Building, Europark, P.O. Box 10, Yakum, 60972, Israel;
(each a "Seller" and together the "Sellers") of the one part;
AND

(2)	The Israel Electric Corporation Limited, an Israeli Company having its principal place of business at 1 Nativ Haor Street, Haifa, 31000 Israel (the "Buyer") of the other part.

WHEREAS

(A)	The Sellers and the Buyer are Parties to a Gas Sale and Purchase Agreement Dated March 14, 2012 (the "Agreement");

(B)	The Agreement is conditioned upon receipt of certain approvals as set out in Article 2.1.3 of the Agreement;

(C)	On June 14, 2012 the Public Utility Authority-Electricity and the Anti-Trust Authority issued approvals that were subject to certain conditions; and

(D)	In order to comply with such conditions, the Parties wish to amend certain provisions of the Agreement, all as set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Amendments to the Agreement
The Parties hereby make the following amendments to the Agreement:

1.1	Article 1.1.51 is hereby deleted it in its entirety and replaced with the following:
1.1.51    "First Period" means the period Commencing on the Commencement Date and ending on the last Day of the Contract Period, but excluding the Second Period.

1.2	Article 1.1.104 is hereby deleted it in its entirety and replaced with the following:
1.1.104    "Second Period" means the period commencing on the Increase Date (if applicable) and ending: (i) on December 31, 2019; or (ii) on the last Day of the Contract Period, if prior to April 15, 2015 Buyer notified the Sellers in writing that it is extending the Second Period.

1.3	Article 6.4.1 is hereby amended as follows:

(a)	in the last line of the first paragraph the words "at least" shall be added after the words "increase the MaxHQ to".

(b)	in the last paragraph the words "and until the end of the Second Period" shall be added after the words "in accordance with this Article 6.4,".

1.4	The date in Article 6.4.2(a) shall be April 15, 2013.

1.5	The following new Article 6.4.15 shall be added after Article 6.4.14:

In the event that the Second Period is not extended by the Buyer pursuant to Article 1.1.104 then consequently: (i) the MaxHQ and the DCQ will be reduced to the levels that apply in the First Period, (ii) the TCQ will be reduced to two billion nine hundred and fifty four million (2,954,000,000) MMBTU; (iii) the provisions of Articles 6.9.2(c), 9.4 and 10.1.4A shall cease to apply; and (iv) the figures in Articles 6.9.2(f), 9.2.1, 9.2.2, 9.3.2, 17.1.2(a) and 20.1.1 shall be read accordingly.

1.6	The following new Article 10.1.4A shall be added after Article 10.1.4:
10.1.4A    Notwithstanding the provisions of Article 10.1.3, during the Second Period, for Gas delivered by Sellers to Buyer at the Delivery Point in excess of twenty four thousand (24,000) MMBTU per Hour and up to the MaxHQ, the Buyer shall pay the AQP according to the following calculation:

AQPn = AQPn-1 x (1 + AIFn)
Where:
"AQP" is the Additional Quantity Price expressed in US Dollars per MMBTU (converting between volume and energy units at the Higher Heating Value of the Gas), calculated in accordance with the above formula.
"n" is the applicable Price Period (i.e. Calendar Year).
"AQPn" is the Additional Quantity Price (AQP) for the applicable Price Period (Price Period n).
"AQPn-1" is the Additional Quantity Price (AQP) for the Price Period immediately preceding Price Period n (Price Period n-1).
"AIFn" is the indexation factor for the Additional Quantity Price for the applicable Price Period (Price Period n) calculated as follows:
The Additional Quantity Price for the Calendar Year 2013 (AQP2013) shall be equal to the Contract Price for the Calendar Year 2013 (P2013 ).
For the Price Periods commencing on January 1, 2014 and until the end of the Second Period (i.e. the Price Periods for the Calendar Years 2014 through until the end of the Second Period):

AIFn =	(	CPIn - CPIn-1)	x 0.3
CPIn-1

Where: CPI and CPIn, shall have the same meaning set out in Article 10.1.3 above.

1.7	Article 6.9.4 is hereby deleted it in its entirety and replaced with the following:
Notwithstanding the limitations set forth in Articles 6.9.2(b),(c) and (e), the Buyer may nominate quantities at higher ramp rates, and the Sellers, acting as a Reasonable and Prudent Operator, shall use reasonable endeavors to accommodate such higher rates.

2.	Satisfaction of Conditions Precedent
The Sellers and the Buyer hereby confirm that the Anti-Trust Consent has been obtained and the Buyer confirms that: (i) the PUA Approval has been obtained; and (ii) the Governmental Approval has been obtained but will only enter into force on July 25, 2012. Consequently, the Buyer and the Sellers hereby confirm that effective as of July 25, 2012 all the conditions referred to in Article 2.1.3 of the Agreement will have been satisfied and the Agreement will be in full force and effect (except if before such date the Buyer notifies the Sellers that the Governmental Approval has not entered into force).

3.	Miscellaneous

3.1	In this Amendment all the capitalized terms will have the meanings ascribed to them in the Agreement after giving effect to this Amendment.

3.2	Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect.

3.3	This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

3.4	In order to avoid any doubt, the provisions of Article 19 of the Agreement (Governing Law and Dispute Resolution) will apply to this Amendment.

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IN WITNESS of their agreement, each of the Parties have caused their respective duly authorized representative to sign this Amendment on July 22, 2012

THE ISRAEL ELECTRIC
CORPORATION LIMITED

Name: Eli Glickman
Title: President & CEO
/s/ Eli Glickman

Name: Harel Blinde
Title: Senior Vice President & CFO
/s/ Harel Blinde

Name: Yakov Hain
Title: Senior Vice President
/s/ Yakov Hain

NOBLE ENERGY MEDITERRANEAN LTD. Name: Lawson Freeman Title: Vice President /s/ Lawson Freeman
AVNER OIL EXPLORATION LIMITED PARTNERSHIP Avner Oil and Gas Limited, General Partner Name: Gideon Tadmor Title: CEO & Director /s/ Gideon Tadmor Name: Yossi Guora Title: CFO /s/ Yossi Guora	DELEK DRILLING LIMITED PARTNERSHIP Delek Drilling Management (1993) Ltd., General Partner Name: Gideon Tadmor Title: Chairman /s/ Gideon Tadmor Name: Yossi Abu Title: CEO /s/ Yossi Abu
ISRAMCO NEGEV-2 LIMITED PARTNERSHIP Isramco Oil and Gas Ltd., General Partner Name: Avi Geffen Title: CEO /s/ Avi Geffen	DOR GAS EXPLORATION LIMITED PARTNERSHIP Alon Gas Exploration Management Ltd., General Partner Name: Eli Misgav Title: CEO /s/ Eli Misgav Name: Zvi Greenfeld /s/ Zvi Greenfeld